UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2017

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:    CMS Energy Corporation  ☐    Consumers Energy Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    CMS Energy Corporation  ☐    Consumers Energy Company  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2017, CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers Energy”) announced the following management changes.

As of May 1, 2017, Thomas J. Webb will serve as vice chairman of CMS Energy and Consumers Energy, reporting to the chief executive officer and responsible for such duties as determined by the chief executive officer, until he retires on November 1, 2017.

As of May 1, 2017, Rejji P. Hayes will serve as CMS Energy and Consumers Energy executive vice president and chief financial officer, reporting to the chief executive officer and responsible for Finance, Internal Controls and Compliance, Treasury, Tax, Investor Relations, Accounting, Financial Forecasting and Mergers & Acquisitions. Mr. Hayes, age 42, served as chief financial officer of ITC Holdings Corp (“ITC”) from May 2014 through November 2016. Prior to that, he served as vice president, finance and treasurer of ITC from February 2012 to May 2014. Before joining ITC, Mr. Hayes served from 2009 to 2012 as assistant treasurer and director of corporate finance and financial strategy at Exelon Corporation, where he was responsible for developing the company’s financial strategy, and planning, structuring and executing debt and equity financings. Previously, Mr. Hayes served for a total of 10 years in a variety of financial leadership roles with investment banks and consulting firms where he provided strategic and corporate finance advisory services for corporate clients and private equity firms. Mr. Hayes holds a Master of Business Administration from Harvard Business School and a Bachelor’s Degree from Amherst College.

In connection with his appointment, Mr. Hayes will receive a base salary of $600,000 annually and his standard award percentage under the CMS Energy Incentive Compensation Plan will be 70% of his base salary. He will also receive a long-term incentive grant of restricted stock in the amount of $1,000,000 which will be made as part of the 2018 January compensation review and subject to the Terms and Conditions in place at that time. Mr. Hayes will also receive a sign on incentive of $775,000 in cash, of which $750,000 will have clawback provisions for a voluntary separation or a separation for cause before three years of service. In addition, Mr. Hayes will receive $1,250,000 in tenure-based restricted stock which cliff vests on his third-year service anniversary. In addition, Mr. Hayes will be eligible to enter into a Change in Control Agreement and an Officer Separation Agreement.

Mr. Hayes has no prior relationships with CMS Energy or Consumers Energy and there are no arrangements or understandings between Mr. Hayes and CMS Energy or Consumers Energy pursuant to which Mr. Hayes was appointed as executive vice president and chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: May 1, 2017	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and
Chief Compliance Officer

CONSUMERS ENERGY COMPANY

Dated: May 1, 2017	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and
Chief Compliance Officer